Exhibit 99.B(g)(2)

AMENDMENT

TO

CUSTODIAN AND TRANSFER AGENT AGREEMENT

THIS AMENDMENT to the custodian agreement is made as of September 1, 2024 (the "Amendment") between SEI Exchange Traded Funds, (acting on behalf of each of its separate series listed in Schedule A attached hereto (the “Portfolios” and collectively, the “Fund”)) an open-end management investment company organized under the laws of the State of Delaware and registered with the Commission under the Investment Company Act of 1940 (the 1940 Act) and Brown Brothers Harriman & Co., a limited partnership formed under the laws of the State of New York (“BBH&Co.” or when referring to BBH&Co. in its capacity as custodian, the “Custodian”, and when referring to BBH&Co. in its capacity as transfer agent, the        “TA”). SEI Investments Management Corporation (the "Adviser"), a Delaware corporation, the investment adviser to the Trust, is a party hereto with respect to Section 15 only.

WHEREAS, the Fund and the Custodian have entered into an Agreement dated as of March 24, 2022, as amended and supplemented from time to time (the "Agreement"); and

WHEREAS, the Fund and the Custodian now wish to amend the Agreement to list separate series of the Fund in Schedule A of the Agreement, as updated from time to time;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and the Custodian hereby agree, as follows:

1.	The first paragraph of the Agreement is hereby amended as follows:

“This Agreement between SEI Exchange Traded Funds, acting on behalf of each of its separate series listed in Schedule A attached hereto, (the “Portfolios” and collectively, the "Fund") an open-end management investment company organized under the laws of the State of Delaware and registered with the Commission under the Investment Company Act of 1940 (the 1940 Act) and Brown Brothers Harriman & Co., a limited partnership formed under the laws of the State of New York ("BBH&Co." or when referring to BBH&Co. in its capacity as custodian, the "Custodian", and when referring to BBH&Co. in its capacity as transfer agent, the "TA"). SEI Investments Management Corporation (the "Adviser"), a Delaware corporation, the investment adviser to the Trust, is a party hereto with respect to Section 15 only. For purposes of this Agreement, reference hereafter to the "Fund" shall mean the Fund and/or the respective Portfolio(s), as the context requires."

2.	Schedule A attached hereto shall be inserted following the signature page to the Agreement (page 23) thereto, and shall form a part of the Agreement.

3.	Except as amended hereby, all other provisions in the Agreement shall remain the same.

4.	This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. This Amendment will come into force upon the date upon which both parties have signed and a fully executed original has been delivered to both parties, with no further proof of acceptance than the signature of the parties at the end of this document.

5.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

6.	This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.		SEI EXCHANGE TRADED FUNDS
By:	/s/ Hugh Bolton	By:	/s/ Stephen MacRae
Name:	Hugh Bolton	Name:	Stephen MacRae
Title:	Principal	Title:	V.P.
SEI INVESTMENTS MANAGEMENT CORPORATION (with respect to Section 15 only)
By:	/s/ James Smigiel
Name:	James Smigiel
Title:	Chief Investment Officer

SCHEDULE A
TO
CUSTODIAN and TRANSFER AGENT AGREEMENT dated March 24, 2022
between SEI EXCHANGE TRADED FUNDS
and BROWN BROTHERS HARRIMAN & CO.

(Updated September 1, 2024)

SEI Enhanced U.S. Large Cap Quality Factor ETF

SEI Enhanced U.S. Large Cap Momentum Factor ETF

SEI Enhanced U.S. Large Cap Value Factor ETF

SEI Enhanced Low Volatility U.S. Large Cap ETF

SEI Select Small Cap ETF

SEI Select International Equity ETF

SEI Select Emerging Markets Equity ETF